EXHIBIT 5.1

             OPINION OF DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.








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[LETTERHEAD OF DILL DILL CARR STONBRAKER & HUTCHINGS]
                                                             CHRISTOPHER W. CARR
                                                                  DANIEL W. CARR
                                                                  JOHN J. COATES
                                                                 KEVIN M. COATES
                                                                    H. ALAN DILL
                                                                  ROBERT A. DILL
455 SHERMAN STREET, SUITE 300                                     THOMAS M. DUNN
DENVER, COLORADO 80203                                         JOHN A. HUTCHINGS
PHONE: 303-777-3737                                               STEPHEN M. LEE
FAX: 303-777-3823                                              FAY M. MATSUKAGE*
                                                             ROBERT S. McCORMACK
                                                                BRUCE D. PRINGLE
                                                             DEAN M. SMURTHWAITE
                                                                  ADAM P. STAPEN
                                                                  JON STONBRAKER
DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.                    PATRICK D. TOOLEY
                                                        *Also licensed in Nevada


April 12, 2007



Gasco Energy, Inc.
8 Inverness Drive East, Suite 100
Englewood, CO 80112-5625

RE:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel to Gasco Energy, Inc., a Nevada corporation (the "Issuer"), in connection with the offer and sale by the Issuer of up to 10,000,000 shares of common stock, par value $0.0001 per share (the "Shares"). The Shares are to be issued under the Issuer's Registration Statement on Form S-3 (No. 333-128547), which was declared effective by the Securities and Exchange Commission on November 1, 2005 (the "Registration Statement"). A prospectus supplement dated April 9, 2007 (the "Prospectus"), which together with the prospectus filed with the Registration Statement shall constitute part of the Prospectus, has been filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Act").

In connection with the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, and the Underwriting Agreement dated April 9, 2007 relating to the offer and sale of the Shares (the "Underwriting Agreement"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Issuer, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by all requisite corporate action and, when duly issued and sold in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.


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Gasco Energy, Inc.
April 12, 2007
Page 2



The opinions expressed herein are limited exclusively to the federal laws of the United States of America and the State of Nevada, and we express no opinion concerning the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement, including the Prospectus constituting a part thereof, in the section captioned "Legal Matters." In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

/s/ DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.

Dill Dill Carr Stonbraker & Hutchings, P.C.